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                                                                     Exhibit 5.1


                                        53rd at Third
                                        885 Third Avenue
                                        New York, New York  10022-4834
                                        Tel: (212) 906-1200  Fax: (212) 751-4864
                                        www.lw.com

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                                                      Washington, D.C.


September 16, 2004



Symbol Technologies, Inc.
One Symbol Plaza
Holtsville, New York  11742-1300


      Re:   Registration Statement No. 333-      ;            shares of Common
            Stock, par value $.01 per share

Ladies and Gentlemen:

      In connection with the registration by Symbol Technologies, Inc., a
Delaware corporation (the "Company"), of          shares of common stock, par
value $.01 per share (the "Shares"), under the Securities Act of 1933, as
amended, on Form S - 1 (File No. 333 -          ) filed with the Securities and
Exchange Commission on September 16, 2004, as may be amended (the "Registration Statement"), you have requested our opinion set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this letter, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

      This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement
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SEPTEMBER 16, 2004
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(LATHAM & WATKINS LLP LOGO)

and to the use of our name under the caption "Validity of the common stock" in the Registration Statement.


                                        Very truly yours,

                                        /s/ Latham & Watkins LLP